EXHIBIT 99.1
                  --------------------------------------------


                                Stock Order Form

STOCK ORDER FORM                                       FEDERAL TRUST CORPORATION
& CERTIFICATION


Note: Please read the Order Form Guide and Instructions which accompany this Order Form.

--------------------------------------------------------------------------------

Deadline: The offering began _____________. The offering must be completed on or before ____________, 2002, unless extended by the Board of Directors for up to an additional 120 days, or the offering will be terminated.

--------------------------------------------------------------------------------
Number of Shares
--------------------------------------------------------------------------------


Requested Purchaser              Number of Shares                          Price Per Share                        Total Amount Due
                                  ---------------                                                                  ---------------
Pro rata                         |               |            x                 $3.65                  =          |               |
                                 |---------------|                                                                |---------------|
Oversubscription                 |               |            x                 $3.65                  =          |               |
                                  ---------------                                                                  ---------------

There is no minimum number of shares that must be subscribed for. No person, together with associates of, and persons acting in concert with such persons, may purchase more than 9.9% of the total number of shares outstanding following the completion of the offering without prior regulatory approval.

--------------------------------------------------------------------------------
Method of Payment
--------------------------------------------------------------------------------

(3) Enclosed is a check, bank draft or money order payable to FEDERAL TRUST CORPORATION for $____________.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(4) If you are purchasing through a broker/dealer, please list the name, address, and phone number in the space provided.


  Company Name:_____________________________________               City:_________________________________________

  Broker Name:______________________________________               State:______________       Zip Code:__________

  Street Address:___________________________________               Phone Number:_________________________________


Stock Registration
--------------------------------------------------------------------------------


                          ONE OWNERSHIP PER ORDER FORM

(5)    Form of stock ownership
       |_| Individual                |_| Corporation                             |_| Partnership
       |_| Joint Tenants             |_| *Uniform Transfer or Gift to Minors     |_| IRA (Custodian Name and Signature Required)
       |_| Tenants in Common         |_| Tenant by the Entireties                |_| Fiduciary/Trust (Under Agreement Dated _______)
                                          (husband and wife only)

                    * Minor's Social Security Number Required

  --------------------------------------------------------------------------------------------------------------------------------
| Name                                                                            Social Security or Tax I.D.                      |
| -------------------------------------------------------------------------------------------------------------------------------- |
| Name                                                                            Daytime Telephone                                |
| -------------------------------------------------------------------------------------------------------------------------------- |
| Street Address                                                                  Evening Telephone                                |
| -------------------------------------------------------------------------------------------------------------------------------- |
| City                                 State             Zip Code                 State of Residence                               |
  --------------------------------------------------------------------------------------------------------------------------------

                                     (OVER)


------------------------------------------------------------------------------------------------------------------------------------
OFFICE USE:   Date Received ________   Check #________   Amount $________   Order #________   Category ________   Initials ________
------------------------------------------------------------------------------------------------------------------------------------


NASD Affiliation (This section only applies to those individuals who meet the delineated criteria)

     |_| Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation with Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the shares subscribed for herein for a period of three months following the issuance, and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

--------------------------------------------------------------------------------
Acknowledgments
--------------------------------------------------------------------------------


By signing below:

1. I acknowledge receipt of the prospectus dated _____________. I understand that I may not change or revoke my order once it is accepted by FPB Bancorp. I also certify that this order is for my account and not for resale.

2.     I certify that:

       (i) the social security number or taxpayer identification number given herein is correct; and (ii) I am not subject to backup withholding.

       If you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return, you must cross out Item (ii) above.

3. I acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

4. I acknowledge that FPB Bancorp has the right to accept or reject this Stock Order Form in whole or in part.


================================================================================

THIS FORM MUST BE SIGNED AND DATED. THIS ORDER IS NOT VALID IF THE ORDER FORM IS NOT SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS.

When purchasing as a custodian, corporate officer, etc.; include your full title.

Signature                  Title (if applicable)                          Date
--------------------------------------------------------------------------------


1.
--------------------------------------------------------------------------------


2.
--------------------------------------------------------------------------------


3.
--------------------------------------------------------------------------------

THE SHARES AND COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


       RETURN THIS FORM TO:          Federal Trust Corporation
                                     312 W. First Street
                                     Sanford, Fl 32771

                            FEDERAL TRUST CORPORATION

                        ORDER FORM GUIDE AND INSTRUCTIONS


--------------------------------------------------------------------------------
Instructions
--------------------------------------------------------------------------------


Items 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the appropriate purchase price per share. There is no minimum purchase requirement. No person, together with associates of, and persons acting in concert with such person, may purchase more than 9.9% of the total number of shares outstanding following the completion of the offering without prior regulatory approval.

Federal Trust has reserved the right to reject any subscription received in the offering, in whole or in part.

Item 3 - Payment for shares may be made by check, bank draft or money order made payable to "FEDERAL TRUST CORPORATION." PLEASE DO NOT MAIL CASH.

Item 4 - If purchasing through a broker/dealer please list the name, address and phone number in this box.

Item 5 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Federal Trust's common stock. Print the name(s) in which you want the shares registered and the mailing address of the shareholder. Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.," "Mr.," "Dr.," "special account," etc.

PLEASE DATE AND SIGN THE STOCK ORDER FORM WHERE INDICATED ON THE BACK.

PLEASE SEE YOUR LEGAL OR FINANCIAL ADVISOR IF YOU ARE UNSURE ABOUT THE CORRECT REGISTRATION OF YOUR STOCK.

Individual - The shares are to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may include two or more owners. When shares are held by tenants in common, upon the death of one co-tenant, ownership of the shares will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make share purchases from their IRA accounts through a pre-arranged "trustee-to-trustee" transfer. Shares may only be held in a self-directed IRA. The order form must be completed and executed by the IRA Custodian. Please contact Federal Trust if you have any questions about your IRA account.

Uniform Transfer or Gift to Minors - For residents of many states, shares may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, shares may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either type of ownership, the minor is the actual owner of the shares with the adult custodian being responsible for the investment until the child reaches legal age.

On the first line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" and "Unif Tran Min Act" or "Unif Gift Min Act" after the name. Print the first name, middle initial and last name of the minor on the second "NAME" line. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, shares held by John Doe as custodian for Susan Doe under the Florida Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act. FL. Use the minor's Social Security Number. Only one custodian and one minor may be designated.

Joint Tenants - Joint Tenants with right of survivorship identifies two or more owners. When shares are held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants by the Entireties - Husband and wife only. Essentially the same as Joint Tenants.

Corporation/Partnership - Corporations/Partnerships may purchase shares. Please provide the Corporation's/ Partnership's legal name and Tax I.D.

Fiduciary/Trust - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your shares may not be registered in a fiduciary capacity.

On the first "NAME" line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock in the case of a trust is: "John D. Smith, Trustee for Thomas A. Smith Trust Under Agreement dated June 9, 1987."

--------------------------------------------------------------------------------
Definition of Associate
--------------------------------------------------------------------------------

A person's associates consist of the following: (1) any corporation or other organization (other than Federal Trust) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan of Federal Trust in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (3) any spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of Federal Trust.